UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ☐)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MID PENN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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349 Union Street, Millersburg, PA 17061

March 27, 2014

Dear Shareholders:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. to be held on Tuesday, May 6, 2014, at 10:00 a.m., local time. The annual meeting will be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061.

The Notice of the Annual Meeting and the enclosed proxy statement address the formal business of the meeting. The formal business agenda includes the election of four Class A Directors, non-binding approval of executive compensation, ratification of the appointment of the independent registered public accounting firm and approval of the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan. At the meeting, management will review the Corporation’s operations during the past year and will be available to respond to questions.

You are encouraged to vote your shares, whether or not you plan to attend the meeting. It is very important that you vote online via the Internet or mark, sign, date and return the accompanying proxy as soon as possible in the postage-paid envelope. If you do attend the meeting and wish to vote in person, you must give written notice to the Corporation’s Secretary so your proxy will be superseded by any ballot that you submit at the meeting.

Sincerely,

Robert C. Grubic
Chairman of the Board

349 Union Street, Millersburg, PA 17061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2014

TO THE SHAREHOLDERS OF MID PENN BANCORP, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. will be held at 10:00 a.m., local time, on Tuesday, May 6, 2014, at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, for the following purposes:

1.	To elect four Class A Directors to serve for a three-year term and until their successors are elected and qualified;

2.	To consider and approve the following non-binding proposal:

“Resolved, that the shareholders hereby approve the executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure), regarding named executive officers in this proxy statement.”

3.	To ratify the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014;

4.	To approve the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan; and

5.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

In accordance with the Corporation’s By-laws and action of the Board of Directors, only those shareholders of record at the close of business on February 14, 2014, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. For directions to the annual meeting, please contact Cindy L. Wetzel, Secretary, at (717) 692-2133.

We have enclosed a copy of the Corporation’s Annual Report on Form 10-K (“annual report”) for the year ended December 31, 2013. You may obtain an additional copy of the Corporation’s annual report including the financial statements and any exhibits for the 2013 year, at no cost, by contacting Kevin W. Laudenslager, Vice President and Treasurer, 349 Union Street, Millersburg, Pennsylvania 17061, telephone: (717) 692-2133 or by visiting http://www.cfpproxy.com/5890.

Whether or not you plan to attend the annual meeting, your vote is very important, and we encourage you to vote promptly. To vote your shares, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope. You may also vote online via the Internet. If you execute a proxy but later decide to attend the annual meeting in person, or for any other reason desire to revoke your proxy, you may do so as described in this proxy statement at any time before your proxy is voted. Submitting a proxy will not prevent you from attending the annual meeting and voting in person if you so desire, but it will help us secure a quorum and reduce the expense of additional proxy solicitation.

By Order of the Board of Directors,

Robert C. Grubic
Chairman of the Board

Millersburg, Pennsylvania

March 27, 2014

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to Be Held on May 6, 2014. The proxy statement, proxy card and 2013 annual report to shareholders are available at http://www.cfpproxy.com/5890.

349 Union Street, Millersburg, PA 17061

NASDAQ Global Market Trading Symbol: MPB

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2014

Mailed to Shareholders on or about March 27, 2014

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q.	WHO IS ENTITLED TO VOTE?

A.	Shareholders as of the close of business on February 14, 2014 (the voting record date) are entitled to vote, and each share of common stock is entitled to one vote.

Q.	HOW DO I VOTE?

A.	There are several methods. You may vote online via the Internet, completing and mailing your proxy, or by attending the meeting and voting in person. (See page 3 for more details.)

Q.	HOW DOES DISCRETIONARY AUTHORITY APPLY?

A.	If you submit an executed proxy but do not make any selections, you give authority to Roberta A. Hoffman, Scott W. Micklewright and Edward P. Williams, as the designated proxy holders for the Corporation, to vote on all proposals and any other matters that may arise at the meeting.

Q.	IS MY VOTE CONFIDENTIAL?

A.	Yes. Only the Judges of Elections, our transfer agent, Registrar and Transfer Company, proxy holders and Secretary have access to your proxy. All comments remain confidential unless you ask that your name be disclosed.

Q.	WHO WILL COUNT THE VOTES?

A.	Kathy I. Bordner, Kevin W. Laudenslager and Cortney E. Wilbert will review the tabulations of the votes as provided by Registrar and Transfer Company and act as Judges of Elections.

Q.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

A.	Your shares are probably registered differently or are in more than one account. Vote all proxies you receive to ensure that all your shares are voted. If you have all of your accounts registered in the same name and address, you should only receive one set of proxy materials in future years. If you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent, Registrar and Transfer Company at (800) 368-5948, if you hold registered shares.

Q.	WHAT CONSTITUTES A QUORUM?

A.	At the close of business on February 14, 2014, the Corporation had 3,494,397 shares of common stock outstanding. A majority of the outstanding shares of common stock, present or represented by proxy, constitutes a quorum for the transaction of business at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting for purposes of determining the presence of a quorum.

While the Corporation has 5,000 shares of 7% Non-Cumulative, Non-Voting, Non-Convertible Perpetual Preferred Stock, Series B, par value $1.00 per share (“Series B Preferred Stock”) outstanding, those shares are not entitled to vote at nor receive notice of the meeting.

Q.	WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A.	Approximately 4.13% of our common stock, as of close of business on February 14, 2014, is owned by the directors and officers. (See page 22 for more details.)

Q.	WHEN ARE THE 2015 SHAREHOLDER PROPOSALS DUE?

A.	As a shareholder, you must submit your proposal in writing by November 28, 2014, to Cindy L. Wetzel, Secretary, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061. (See page 27 with regard to shareholder proposal and director nomination procedures.)

Q.	HOW MAY I SUBMIT A QUESTION FOR THE ANNUAL MEETING?

A.	In order for management to thoroughly answer any questions that you may have about the Corporation or our annual shareholder materials including financial statements, we ask that you submit your questions prior to the Annual Meeting of Shareholders. You may submit questions either by mail, email or telephone by contacting Cindy L. Wetzel, Secretary, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, cindy.wetzel@midpennbank.com, (717) 692-2133. Questions received in advance of the meeting will be compiled by the Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions submitted at the Annual Meeting of Shareholders.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MID PENN BANCORP, INC.

MAY 6, 2014

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

Mid Penn Bancorp, Inc. (“the Corporation”), a Pennsylvania business corporation and registered bank holding company, furnishes this proxy statement in connection with the solicitation by the Corporation’s Board of Directors (“the Board”) of proxies to be voted at the 2014 Annual Meeting of Shareholders. The annual meeting will be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, on Tuesday, May 6, 2014, at 10:00 a.m., local time. The Corporation’s principal executive office is located at 349 Union Street, Millersburg, Pennsylvania 17061; the telephone number is (717) 692-2133. All inquiries regarding the annual meeting should be directed to Rory G. Ritrievi, President and Chief Executive Officer of the Corporation.

Additional Information

In accordance with Securities Exchange Act Rule 14a-3(e)(1), the Corporation, in the future intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless the Corporation receives contrary instructions from one or more of the shareholders. This method of delivery is known as “householding.” Upon written or oral request, the Corporation will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders should notify Cindy L. Wetzel at Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061 or call (717) 692-2133 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. If you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Corporation’s transfer agent, Registrar and Transfer Company at (800) 368-5948, if you hold registered shares.

VOTING PROCEDURES

Solicitation and Voting of Proxies

The Board solicits this proxy for use at the Corporation’s 2014 Annual Meeting of Shareholders. The Corporation’s directors, officers and Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities. The Corporation will, upon request, reimburse these third parties for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Only shareholders of record as of the close of business on February 14, 2014, may vote at the annual meeting. The Corporation’s records show that, as of the voting record date, 3,494,397 shares of common stock were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. See “Principal Shareholders” on page 22 for a list of the persons known by the Corporation to be beneficial owners of 5% or more of the Corporation’s common stock.

While the Corporation has 5,000 shares of Series B Preferred Stock outstanding, those shares are not entitled to vote at nor receive notice of the meeting.

If your shares are registered directly in your name with the Corporation’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holders or to vote in person at the meeting. The Corporation has enclosed a proxy for your use or you may vote online via the Internet.

If your shares are held in a stock brokerage account or by a bank or other nominee, you will receive instructions from the holder of record who has forwarded these materials to you. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

For shares held in “street name” through a broker, bank or other nominee, the broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker, bank or nominee specific instructions, including with respect to director elections, their shares will not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

By properly completing a proxy, the shareholder appoints Roberta A. Hoffman, Scott W. Micklewright and Edward P. Williams as proxy holders to vote the shares as indicated by the proxy. Proxy holders will vote any properly executed proxy, not specifying to the contrary, FOR the election of Matthew G. DeSoto, Robert C. Grubic, Gregory M. Kerwin and John E. Noone as Class A directors for three-year terms expiring in 2017, FOR the non-binding proposal on executive compensation, FOR the ratification of BDO USA, LLP as the Corporation’s independent registered public accounting firm for 2014, and FOR the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan.

Quorum and Vote Required For Approval

In order to hold the annual meeting, a “quorum” of shareholders must be present. Under Pennsylvania law and the Corporation’s By-laws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“broker non-votes”) and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for determining whether shareholder approval of a matter has been obtained.

If a quorum is present, the four candidates for director receiving the highest number of votes cast, even if less than a majority, by shareholders will be elected. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will not be included in determining which nominees received the highest number of votes. A properly executed proxy that withholds authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

If a quorum is present, approval of the non-binding proposal on executive compensation, ratification of the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for 2014 and the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan will require the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting. Under Pennsylvania law, abstentions are not considered “votes cast” and, accordingly, will not affect the outcome of the voting on the non-binding proposal on executive compensation, ratification of the appointment of BDO USA, LLP, or approval of the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan.

Revocability of Proxy

Shareholders of record who sign proxies may revoke them at any time before they are voted by:

•	delivering a written notice of revocation to Cindy L. Wetzel, Secretary of Mid Penn Bancorp, Inc., at 349 Union Street, Millersburg, Pennsylvania 17061, before the vote is taken at the annual meeting;

•	voting online via the Internet or delivering a duly executed proxy bearing a later date to the Secretary of the Corporation, before the vote is taken at the annual meeting; or

•	voting in person after giving written notice to the Secretary of the Corporation. (Your attendance at the annual meeting, in and of itself, will not revoke the proxy.)

You have the right to vote and, if desired, to revoke your proxy any time before the vote is taken at the annual meeting. Should you have any questions, please call Cindy L. Wetzel at (717) 692-2133.

Methods of Voting

Shareholders of record can choose one of the following ways to vote:

Voting by Proxy

•	Mark your selections.

•	Date your proxy and sign your name exactly as it appears on your proxy.

•	Mail it to the Corporation in the enclosed, postage-paid envelope.

Voting by Internet

•	Go to https://www.rtcoproxy.com/mpb.

•	Enter the control number on your proxy card.

•	Follow the instructions.

Voting in Person

•	Attend the annual meeting and show proof of eligibility to vote (including proper identification).

•	Obtain a ballot.

•	Mark your selections.

•	Date your ballot and sign your name exactly as it appears in the Corporation’s transfer books.

Shareholder Questions

In order for management to thoroughly answer any questions that shareholders may have about the Corporation or our annual materials including financial statements, we ask that shareholders submit their questions prior to the Annual Meeting of Shareholders. Shareholders may submit questions either by mail, email or telephone by contacting Cindy L. Wetzel, Secretary, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, cindy.wetzel@midpennbank.com, (717) 692-2133. Questions received in advance of the meeting will be compiled by the Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions submitted at the Annual Meeting of Shareholders.

GOVERNANCE OF THE CORPORATION

Governance

The Board believes that the purpose of corporate governance is to ensure that it maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and senior management believe promote this purpose, are sound and represent best practices. These governance practices, Pennsylvania law (the state of incorporation), the rules and listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) and Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities are continually reviewed.

Currently, the Board has ten members. Under the NASDAQ standards for independence, the following directors meet the standards for independence: Robert A. Abel, Steven T. Boyer, Matthew G. DeSoto, Robert C. Grubic, Gregory M. Kerwin, Robert E. Klinger, Theodore W. Mowery, John E. Noone and William A. Specht, III. This constitutes more than a majority of the Board. Only independent directors serve on the Audit, Compensation and Nominating and Corporate Governance Committees.

In determining the directors’ independence, the Board considered loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements
Mr. Abel	Yes	None
Mr. Boyer	Yes	None
Mr. DeSoto	Yes	None
Mr. Grubic	Yes	Leasehold arrangement/Engineering services
Mr. Kerwin	Yes	Legal services
Mr. Klinger	Yes	Maintenance/Supplies
Mr. Mowery	Yes	Insurance commissions
Mr. Noone	Yes	None
Mr. Specht	Yes	None

In each case, the Board determined that none of the transactions above impaired the independence of the director. For more information, please refer to “Certain Relationships and Related Transactions” on page 21.

During the year ended December 31, 2013, the Corporation’s and Bank’s Boards of Directors each held thirteen meetings. In addition, the Corporation’s independent Board members held one independent Board Meeting during 2013.

Board Leadership Structure

The Board is led by a non-executive Chairman selected by the Board from time to time. The Chairman of the Board organizes Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management. To fulfill that role, the Chairman, among other things: creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with other members of the Board; provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Corporation. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	presiding over all meetings of the Board and shareholders, including regular executive sessions of non-management directors of the Board;

•	establishing the annual agenda of the Board and the agendas of each meeting in consultation with the Chief Executive Officer;

•	advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agenda and information needs for the committees of the Board;

•	defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	coordinating periodic review of management’s strategic plan for the Corporation;

•	leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	serving as Acting Chief Executive Officer in concert with the Board or appointing an interim CEO until a President/CEO is selected in the event there is a separation with the existing Chief Executive Officer;

•	coordinating the annual performance review of the Chief Executive Officer and other key members of senior management;

•	consulting with committee chairs about the retention of advisors and experts;

•	acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;

•	working with the Nominating and Corporate Governance Committee to develop and maintain the agreed-on definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•	after consulting with other members of the Board and the Chief Executive Officer, making recommendations to the Nominating and Corporate Governance Committee as to the membership of various Board committees and committee chairs;

•	working with management on effective communication with shareholders, including being available for consultation and direct communication upon the reasonable request of major shareholders;

•	encouraging active participation by each member of the Board; and

•	performing such other duties and services as the Board may require.

Risk Oversight by Board

The Board oversees all business, property and affairs of the Corporation. The Chairman and the Corporation’s officers keep the members of the Board informed of the Corporation’s business through meetings and by providing reports and other materials to Board members.

In addition to the general oversight of Bank business, the Board also reviews a comprehensive quarterly Risk Management Report, prepared by the Bank’s Senior Risk Officer, which includes metrics and trends on ten major risk areas, including asset quality, interest rate risk, capital adequacy and liquidity.

Code of Ethics

In 2003, the Corporation’s and the Bank’s Board of Directors adopted a Code of Ethics that applies to its directors, officers and employees. The Code of Ethics was last revised in 2013. The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Code of Ethics is available under the Corporate Governance section of the Investors page  of the Bank’s website at www.midpennbank.com.

Shareholder Communications

Any shareholder who wishes to communicate with the Board may send correspondence to Rory G. Ritrievi, President and Chief Executive Officer, Mid Penn Bancorp, Inc., at 349 Union Street, Millersburg, Pennsylvania 17061. Written communications received from shareholders are shared with the full Board or appropriate committee as warranted. The Board has a complaint procedure for communicating accounting, internal accounting controls and auditing matters. Complaints generated are directed to a separate mailing address, which is under the control of the Chairman of the Audit Committee. Please refer to the Corporate Governance section of the Investors page of Mid Penn’s website at www.midpennbank.com for complete details.

A shareholder who intends to nominate an individual for election to the Board (other than a candidate proposed by the Board) must notify the Secretary of the Corporation in compliance with the requirements of Article 10, Section 10.1 of the Corporation’s By-laws. Any shareholder who intends to nominate a candidate for election to the Board must notify the Secretary of the Corporation in writing not less than the earlier of (1) 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders (which would be November 28, 2014 for the 2015 annual meeting), or (2) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the Securities and Exchange Commission (which is also November 28, 2014 for the 2015 annual meeting).

Annual Meeting Attendance

All directors attended the 2013 Annual Meeting of Shareholders. While the Corporation does not have a formal policy regarding attendance, all directors are strongly encouraged to attend the Annual Meeting of Shareholders.

Committees and Meetings of the Corporation’s Board

During 2013, the Board maintained four standing committees: Executive, Audit and Compensation Committees, which jointly serve the Corporation and the Bank, and the Nominating and Corporate Governance Committee, which serves only the Corporation. Only independent directors serve on the Audit, Compensation and Nominating and Corporate Governance Committees. Current committee membership is displayed in the following table.

COMMITTEE MEMBERSHIP TABLE

	Nominating and Corporate Governance	Executive	Audit	Compensation	Compliance	Loan	Trust	Real Estate
	(Corporation only)	(Joint)	(Joint)	(Joint)	(Bank only)	(Bank only)	(Bank only)	(Bank only)
Robert A. Abel			X	X
Steven T. Boyer				X	X		X
Matthew G. DeSoto			X	X		X
Robert C. Grubic	X	X			X	X		X
Gregory M. Kerwin	X	X			X		X	X
Robert E. Klinger			X				X
Theodore W. Mowery	X			X	X	X
John E. Noone	X		X			X
Rory G. Ritrievi		X			X	X	X	X
William A. Specht, III		X	X	X		X	X	X
Meetings Held in 2013	0	1	5	6	4	13	4	2

Each of the directors attended at least 75% of the total number of Board meetings and committee meetings for the Corporation and the Bank during their tenure on the Board in 2013.

The function of each of the Corporation’s committees is described below.

NOMINATING AND CORPORATE GOVERNANCE. This committee identifies individuals qualified to become members of the Board. It also evaluates and recommends to the Board, nominees for each election of directors. This committee monitors and makes recommendations to the Board on other matters of policies and practices relating to corporate governance. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined by NASDAQ listing standards). Robert C. Grubic serves as Chairman of this committee.

The Nominating and Corporate Governance Committee has a charter which is available under the Corporate Governance section of the Investors page of the Bank’s website at www.midpennbank.com. Candidates for director must be qualified in terms of education, professional experience, business contacts and special skills. Other less tangible, but equally important qualifications include general representation from the markets served, enthusiasm, maturity, reputation, compatibility with other members of the Board, diplomacy and independent judgment. In addition, candidates should have a vested interest in the Corporation through ownership of Corporation stock. Board candidates, upon their appointment, are required to own 500 shares with the understanding that they accumulate a minimum of 2,500 shares in total by the end of their second year on the Board. The Board recognizes that its members have various abilities to acquire shares beyond the minimum threshold depending on their personal circumstances and may, in special circumstances, extend the two-year period for accumulating 2,500 shares to a longer period of time as determined by the Board. Members of the Board are encouraged to continue to accumulate shares over time to the extent possible considering their personal circumstances.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to the diversity of the Corporation’s Board members. However, the committee believes it is essential that Board members represent diverse view points and experiences. In considering candidates for the Board, the committee considers the entirety of each candidate’s credentials in the contexts of these standards.

When developing a list of potential nominees, the Nominating and Corporate Governance Committee may take into consideration names provided by shareholders, directors or executive management. Information is gathered concerning the potential Board member’s location of business and residence, shares owned, profession or business, and deposit and loan relationship with the Bank. Personal information about the individual is also gathered to determine if he/she meets the criteria listed in the Nominating and Corporate Governance Committee Policy and Charter. The Nominating and Corporate Governance Committee screens this information to narrow its search of final candidates to be interviewed. Upon completion of the interviews, the Nominating and Corporate Governance Committee makes a final recommendation to the full Board for appointment. All potential candidates are screened by the same process regardless of whether they are recommended by a shareholder or by another party.

EXECUTIVE. This committee may exercise the authority of the Board in the intervals between the meetings of the Board so far as may be permitted by law. Robert C. Grubic serves as Chairman of this committee.

AUDIT. This committee oversees audit coverage, selects the independent registered public accounting firm, reviews the annual and quarterly financial statements of the Corporation and auditor’s reports, and monitors with management and the auditor the system of internal controls and its accounting and reporting practices. All members of the Audit Committee are non-employee directors and are independent (as independence is currently defined by NASDAQ listing standards). The Audit Committee has a charter which is available under the Corporate Governance section of the Investors page of the Bank’s website at www.midpennbank.com. Matthew G. DeSoto serves as Chairman of this Committee, and Robert A. Abel and John E. Noone serve as the Audit Committee Financial Experts.

COMPENSATION. This committee assures that senior executives are compensated effectively in a manner consistent with the Bank’s compensation strategy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. This committee also reviews salary adjustments, compensation and benefits programs for all employees and makes recommendations to the Board. All members of the Compensation Committee are independent (as independence is currently defined by NASDAQ listing standards). The Compensation Committee has a charter which is available under the Corporate Governance section of the Investors page of the Bank’s website at www.midpennbank.com. Theodore W. Mowery serves as Chairman of this committee.

EXECUTIVE OFFICERS

Executive Officers of the Corporation and the Bank

The following table sets forth, as of the date of this proxy statement, selected information about the Corporation’s and Bank’s executive officers, each of whom is elected by the Board and each of whom holds office at the Board’s discretion.

Name	Age	Principal Occupation for the Past Five Years and Position Held with Mid Penn Bancorp, Inc. and Subsidiaries

Robert C. Grubic	62	Chairman of the Corporation and the Bank since May 2012 and Director of the Corporation and the Bank since 2006. He served as Vice Chairman of the Corporation and the Bank from 2008 to May 2012. Mr. Grubic is President and Chief Executive Officer of Herbert, Rowland & Grubic, Inc.

William A. Specht, III	52	Vice Chairman of the Corporation and the Bank since May 2012 and Director of the Corporation and the Bank since 2006. Mr. Specht is President and Chief Executive Officer of Seal Glove Manufacturing, Inc., Ark Safety and Rescue Remedies.

Rory G. Ritrievi	50	President, Chief Executive Officer and Director of the Corporation and the Bank since February 2009. He previously served as Senior Executive Vice President/Market President and Chief Lending Officer of Commerce Bank/Harrisburg.

Kevin W. Laudenslager	50	Treasurer of the Corporation since 1998. Vice President of the Corporation since 2008. Senior Executive Vice President and Chief Operating Officer of the Bank since February 2009. He served as Chief Financial Officer of the Bank from 1998 to March 2009.

Edward P. Williams	50	Senior Vice President and Chief Financial Officer of the Bank since March 2009. He served as Vice President and Director of Financial Reporting of the Bank from June 2008 to March 2009.

Scott W. Micklewright	31	Executive Vice President of the Bank since February 2013 and Chief Lending Officer of the Bank since June 2010. He served as Senior Vice President from June 2010 to February 2013; Vice President and Commercial Loan Manager from September 2009 to June 2010; and Vice President and Senior Middle Market Loan Manager from March 2009 to September 2009. From 2006 to February 2009, he served in various positions with Commerce Bank, most recently as Commercial Loan Officer.

Justin T. Webb	31	Senior Vice President and Chief Credit Officer of the Bank since July 2012. He was previously employed by Bank of America and served as Vice President – Credit Risk Manager for the Commercial Real Estate Bank from January 2010 to July 2012, and as a Commercial Real Estate Debt Products Officer and Portfolio Manager prior to 2010.

Kelly K. Neiderer	49	Senior Vice President and Senior Banking Officer of the Bank since January 2013. From July 2008 through September 2012, she held various positions with PNC Bank, most recently as a Senior Banking Advisor in the Wealth Management group.

AUDIT COMMITTEE REPORT

The Board adopted a written charter for the Audit Committee. As required by the charter, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

•	reviewed and discussed the fiscal year 2013 audited financial statements with management and the independent registered public accounting firm;

•	discussed with the independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by PCAOB Audit Standard 16, as amended (Codification of Statements on Auditing Standards, AU 380, as amended or supplemented) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Independence Rules and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2013, be included in the Corporation’s annual report and filed with the SEC.

Aggregate fees billed to the Corporation and the Bank by BDO USA, LLP for 2013 and ParenteBeard LLC for 2012, the independent registered public accountants, for professional services rendered are as follows:

Year Ended December 31,	2013	2012
Audit fees	$91,290	$127,786
Audit related fees	$18,500	$22,500
Tax fees	$14,043	$11,804
All other fees	$0	$32,799

Audit fees for 2013 and 2012 include professional services rendered for the audit of the Corporation’s annual consolidated financial statements (including amounts not yet billed but expected to be billed) and review of consolidated financial statements included in Forms 10-Q, including out-of-pocket expenses.

Audit related fees for 2013 and 2012 include assurance and related services related to the performance of the employee benefit plan audits.

Tax fees for 2013 and 2012 include the preparation of state and federal tax returns and tax consultations.

All other fees for 2012 are related to XBRL reporting services. XBRL, or eXtensible Business Reporting Language, is a computer markup language that uses standard sets of definitions to enable the automatic extraction and exchange of data from today’s lengthy regulatory disclosure documents. In June 2011, the Corporation was required to begin submitting its regulatory documents to the Securities and Exchange Commission (SEC) with the primary financial statements within the document tagged in this computer markup language. In June 2012, the Corporation was required to begin submitting the notes to the financial statements tagged in this computer markup language. ParenteBeard LLC was retained to provide technical expertise with the extensive configuration work required to comply with these SEC mandates.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the current members of the Audit Committee, which is comprised of five directors, all of whom are considered “independent” as defined in NASDAQ listing standards. Robert A. Abel and John E. Noone are qualified as financial experts within the meaning of SEC and NASDAQ listing standards, and the Board has determined that they have accounting and related financial management expertise to satisfy SEC and NASDAQ requirements.

The Audit Committee Charter requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit related services, tax services and other permissible services. Under the charter, pre-approval will generally be provided for up to one year and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. Prior to approval, the Committee verifies with the auditor the nature of the proposed services to ensure independence will not be compromised. Under the charter, a de minimis exception is provided whereby pre-approval may be waived for non-audit services that meet all of the following requirements:

•	The aggregate amount of all such services is not more than five percent of the total amount of fees paid to the independent auditor during the year in which the services are provided.

•	Such services were not recognized as non-audit services by the Corporation at the time of the engagement.

•	The services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit.

BDO USA, LLP advised us that none of its members has any financial interest in the Corporation or the Bank.

Audit Committee

Matthew G. DeSoto, Chairman	Robert A. Abel
Robert E. Klinger	John E. Noone
William A. Specht, III

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Qualifications and Nomination of Directors

The Corporation’s By-laws authorize the number of directors to be not less than five (5) nor more than twenty-five (25). The By-laws also provide for three classes of directors with staggered three-year terms of office. Terms of the members of each Class expire at successive annual meetings. Currently, Class A consists of four directors; Class B consists of three directors; and Class C consists of three directors.

The Board nominated the four persons named below to serve as directors until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal from office. The nominees are presently members of the Board and have consented to serve another term as a director if re-elected. If the nominees should be unavailable to serve for any reason, a majority of the Board then in office may select someone to fill the vacancy until the expiration of the term of the Class of directors to which he or she is appointed.

The proxy holders intend to vote proxies for the election of each of the four nominees named below, unless you indicate that your vote should be withheld from any or all of them. Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

The Board proposes the following nominees for election as Class A Directors at the annual meeting:

•	Matthew G. DeSoto

•	Robert C. Grubic

•	Gregory M. Kerwin

•	John E. Noone

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE AS CLASS A DIRECTORS OF MID PENN BANCORP, INC.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Information, as of the date of this proxy statement, concerning the four nominees to the Board and the six continuing directors appears below. You will find information about their share ownership on page 22.

Class A Directors and Class A Director Nominees (to serve until 2017)

Matthew G. DeSoto, age 37, has been a director since 2008. In 2013, Mr. DeSoto became President and Chief Executive Officer of MI Windows and Doors, Inc. in Gratz, PA, where he previously served as Chief Operating Officer. MI Windows and Doors is a nationwide fabricator of window and patio door products for residential projects. Mr. DeSoto has previously served on the Policy Advisory Board of the Harvard University Joint Center for Housing Studies and is an active member of the Young Presidents Organization. Mr. DeSoto attended The Pennsylvania State University obtaining a Bachelor of Science Degree in Marketing. The Board has determined that as President and Chief Executive Officer of MI Windows and Doors, Inc., Mr. DeSoto’s knowledge in all aspects of business operations is an asset to the Corporation and qualifies him to serve on the Board. Mr. DeSoto serves as Chairman of the Audit Committee and is a member of the Compensation Committee.

Robert C. Grubic, age 62, has been a director since 2006. In 1989, Mr. Grubic became President and Chief Executive Officer of Herbert, Rowland & Grubic, Inc., a consulting engineering firm based in Harrisburg, PA. He has been employed by the firm and its predecessor firm since 1973. Mr. Grubic has a Bachelor of Civil Engineering Degree from Villanova University and a Master of Administration Degree from The Pennsylvania State University. He serves on numerous civic and community boards and groups in the greater Harrisburg area. Mr. Grubic has overall management responsibility of the 240 person engineering firm of Herbert, Rowland & Grubic, Inc., including oversight of all financial, administrative, human resources and technical components of the firm. Due to his many years of experience in managing a successful engineering firm, the Board feels Mr. Grubic’s vast knowledge of business operations is invaluable and qualifies him to serve on the Board. Mr. Grubic was appointed Chairman of the Board of the Corporation and the Bank in 2012, after previously serving as Vice Chairman. Mr. Grubic also serves as Chairman of the Executive and Nominating and Corporate Governance Committees.

Gregory M. Kerwin, age 63, has been a director since 1999. In 1975, Mr. Kerwin became an associate, and is now senior partner in the firm of Kerwin & Kerwin, Attorneys at Law in Elizabethville, PA. A large part of the practice of the law firm deals in real estate transactions which involve bank financing. Mr. Kerwin has represented hundreds of clients (buyers, sellers and lenders) participating in such transactions. During the past 38 years, Mr. Kerwin, as solicitor, has represented over ten municipal governments and authorities in Northern Dauphin County. As a result of his association with these organizations, Mr. Kerwin is keenly aware of the strengths, assets and needs of the Bank’s local communities. Mr. Kerwin has a Bachelor of Arts Degree in Political Science from The Pennsylvania State University and a Juris Doctor from The Dickinson School of Law in Carlisle, PA. Because of his legal expertise, his knowledge in managing his own law firm and his knowledge of the Bank’s local community, the Board has determined that Mr. Kerwin adds value to the Corporation and is qualified to serve on the Board, as well as on the Executive and Nominating and Corporate Governance Committees.

John E. Noone, age 54, has been a director since 2012. Mr. Noone is a Principal in QBN Development Group, LLC in Harrisburg, PA. He began his career in accounting and became a Pennsylvania Certified Public Accountant before entering banking and corporate finance. As Vice President and Regional Commercial Banking Manager, Mr. Noone managed a $300 million Commercial Banking Division of Pennsylvania National Bank in Harrisburg, PA. He became an entrepreneur with the acquisition of McCann School of Business in 1993, which after significant growth was sold in 2002. In 2003, Mr. Noone was a co-founder of Higher Education Solutions, LLC and began developing privatized student apartments for colleges and universities. The apartment portfolio of HES was sold in 2007, and he and his partner subsequently formed QBN Development Group, LLC. Mr. Noone is President of Shamrock Investments, LLC, a Central Pennsylvania firm investing in commercial real estate and private business equity. Mr. Noone earned a Bachelor of Science Degree in Business with a concentration in Accounting from Marywood University. He also completed the Central Pennsylvania School of Commercial Banking at Bucknell University and the Advanced Commercial Lending School at the University of Virginia. He is a member of the American Institute of Certified Public Accountants. Mr. Noone previously served on the Board of the Pennsylvania Economic Development Financing Authority, the Pennsylvania Chamber of Business and Industry, Pennsylvania Association of Private School Administrators and various other civic and community organizations. He is a current member of the Operational Committee of the Pennsylvania Community Development Bank and the Board of Governors at the West Shore Country Club. Due to his extensive business experience and his accounting and banking background, the Board has determined that Mr. Noone adds value to the Corporation and is qualified to serve on the Board and as a Financial Expert on the Audit Committee. Mr. Noone also serves on the Nominating and Corporate Governance Committee.

Class B Directors (to serve until 2015)

Steven T. Boyer, age 51, has been a director since 2011. Mr. Boyer is President of the Cutting Tool Divisions of Alvord-Polk, Inc. in Millersburg, PA. He is a College of Business Administration graduate from The Pennsylvania State University. Mr. Boyer is a member of the National Aerospace Standards 897 & 898 Committees and served on the Board of Directors of the United States Cutting Tool Institute from 2002 to 2007. He has served as a Board member of the Maroon & Gold Foundation, as a member of the Millersburg Lions Club, as a School Board Director of the Millersburg Area School District and Head Coach of the Millersburg High School Football team. The Board has determined that Mr. Boyer’s vast business experience and community involvement qualify him to serve on the Board and on the Compensation Committee, adding value to the Corporation.

Robert E. Klinger, age 56, has been a director since 2012. Mr. Klinger is President of Klinger Lumber Company, Inc., a family-owned business in Elizabethville, PA. As President, Mr. Klinger is involved in all aspects of the business including sales, marketing, inventory management, accounts receivable, accounts payable, human resources, safety programs and financial report analysis. He holds a degree in Marketing from Shippensburg University. From 1979 to 1991, he served as General Manager of a family-owned farming operation in Stanfield, AZ. Mr. Klinger is a member of the Elizabethville Community Volunteer Association and the Executive Board of the Elizabethville Area Bicentennial Committee. He previously served as Treasurer of the Northern Dauphin Revitalization Project. The Board has determined that Mr. Klinger’s extensive knowledge of business operations and community involvement qualify him to serve on the Board as well as on the Audit Committee.

Rory G. Ritrievi, age 50, has been a director since 2009. On February 25, 2009, Mr. Ritrievi joined the Corporation and the Bank as President and Chief Executive Officer. Mr. Ritrievi has worked in the financial services industry for more than 27 years. He previously served as Senior Executive Vice President/Market President and Chief Lending Officer of Commerce Bank/Harrisburg, where he managed all aspects of the customer experience including the retail network, lending, marketing and public relations. As Chief Lending Officer, Mr. Ritrievi was responsible for loan production, credit quality and credit administration. Mr. Ritrievi holds a Juris Doctor from Widener University School of Law and a Bachelor of Arts Degree in Economics from the University of Pittsburgh. He is currently serving on the Board of Directors of the Pennsylvania Association of Community Bankers. Because of his education and leadership skills and his extensive knowledge and experience in many phases of banking, the Board concluded that Mr. Ritrievi was the right person to lead the Corporation and the Bank and that these attributes qualify him to serve as President and Chief Executive Officer of the Corporation and the Bank and also as a member of both Boards. He also serves on the Executive Committee. Mr. Ritrievi has been a valuable addition to the Corporation and the Bank.

Class C Directors (to serve until 2016)

Robert A. Abel, age 55, has been a director since 2011. Mr. Abel, a Certified Public Accountant and Certified Specialist in Estate Planning, is a Principal, Shareholder and a member of the Board of Directors of Brown Schultz Sheridan & Fritz, in Camp Hill, PA. This regional firm with two offices provides tax, audit and consulting services. Mr. Abel has written many articles and participated in seminars on the topics of estate planning, wealth transfer and financial planning for the closely held corporation. He received a Bachelor of Science Degree from Shippensburg University, from which he graduated Summa Cum Laude. He is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants and the National Association of Estate Planners & Councils. He served as past Chairman of the Harrisburg YMCA and assisted in founding a non-profit organization. The Board has determined that Mr. Abel’s vast knowledge in the accounting industry qualifies him to serve as a member of the Board, as Financial Expert of the Audit Committee and as a member of the Compensation Committee, adding great value to the Corporation.

Theodore W. Mowery, age 55, has been a director since 2003. Mr. Mowery is a partner with Gunn Mowery, LLC in Camp Hill, PA. He is a licensed agent in life, health, property and casualty insurance and holds a Securities Series 6 and 63 license. Mr. Mowery is a founding partner of Gunn Mowery LLC, who currently employs 70 people and manages over $150 million in insurance premiums. He is a founding partner in Gaughen Insurance, Inc. and is also a partner in Gunn Mowery Properties, LLC, a real estate holding company. Mr. Mowery serves as a Board member of the Lion Foundation. He is past President of the Camp Hill School Board, past President of the Mental Health Association of Cumberland, Dauphin and Perry Counties and past Board member of the West Shore Country Club. Mr. Mowery has a

Bachelor of Arts Degree from Gettysburg College. Due to his vast knowledge of the insurance services industry and his experience in managing all aspects of his own company, the Board has determined that Mr. Mowery adds value to the Corporation and is qualified to serve as a member of the Board, as well as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee.

William A. Specht, III, age 52, has been a director since 2006. Mr. Specht is President and Chief Executive Officer of Seal Glove Manufacturing, Inc., Ark Safety and Rescue Remedies. As President and Chief Executive Officer of his business affiliations, Mr. Specht is knowledgeable in all aspects of business operations. He also serves on the Boards of Directors of all three companies. Mr. Specht was appointed by the Dauphin County Commissioners to serve on the Dauphin County Planning Commission and currently serves as Vice Chairman. Mr. Specht previously served as a Board member of MANTEC, a non-profit corporation, a member of the Consumer Advisory Board of Capital Blue Cross and as a School Board Director of the Millersburg Area School District. Mr. Specht is an active member of the Millersburg community and has served and continues to serve in various capacities with various organizations. The Board has determined Mr. Specht’s knowledge and management of his own business affiliations add value to the Corporation and qualify him to serve on the Board. In 2012, Mr. Specht was appointed Vice Chairman of the Board of the Corporation and the Bank. Mr. Specht also serves on the Audit, Compensation and Executive Committees.

Compensation of the Board

The Bank participates in the L.R. Webber Associates, Inc. Salary/Benefits Survey, which includes a survey of director fees and benefits. The Bank also periodically conducts a survey of director fees, committee fees and other director compensation of banks that are similar in size and in similar markets to the Bank. The Compensation Committee reviews these surveys and recommends to the full Board any changes to the compensation of the Board members for the upcoming year. The Board has final approval of the compensation of its directors. Board members, with the exception of the Chairman and Vice Chairman, receive an annual Board fee of $15,000. The Chairman receives an annual fee of 1.75 times the annual Board fee, currently $26,250, and the Vice Chairman receives 1.50 times the annual Board fee, currently $22,500. Committee fees are listed below:

Independent Board Meetings	$500 per meeting attended
Nominating and Corporate Governance Committee Meetings	$250 per meeting attended
Executive Committee Meetings	$250 per meeting attended
Audit Committee Meetings	$325 per meeting attended
Compensation Committee Meetings	$300 per meeting attended
Compliance Committee Meetings (Bank only committee)	$250 per meeting attended
Loan Committee Meetings (Bank only committee)	$250 per meeting attended
Trust Committee Meetings (Bank only committee)	$250 per meeting attended
Real Estate Committee Meetings (Bank only committee)	$250 per meeting attended
Board Business Development Meetings	$100 per meeting attended

In September 2013, John Noone was appointed to the Bank’s Asset/Liability Committee as a Board representative and receives $250 for attending quarterly meetings. Mr. Ritrievi did not receive an annual fee for serving on the Board nor did he receive any fees for attending committee meetings. In 2013, the Board was paid $215,433 in the aggregate, for all Board fees and fees for committee meetings attended. This figure also includes retirement fees of $4,808 paid to Mr. Coxon pursuant to the Mid Penn Bank Director Retirement Plan.

The Bank maintains a deferred fee plan for directors, which enables a director to annually elect to defer payment of his fees until he terminates service on the Bank’s Board of Directors. For 2013, the maximum amount each director could defer was $15,000. Participating directors may elect to receive either a lump sum or equal monthly installments in an amount equal to his deferral account (plus interest) upon retirement, early termination, disability, change in control or a hardship. If a director dies before distribution of his deferral account commences, his designated beneficiary is entitled to receive the amounts in his deferral account or the projected account balance at the time the Bank adopted the deferred fee plan (limited by the amount of net coverage purchased by the Bank), whichever is greater. For 2013, Messrs. Abel, Grubic, Klinger and Noone each deferred $15,000.

In May 1995, the Bank adopted the Mid Penn Bank Director Retirement Plan. Under the Director Retirement Plan, Bank directors who terminate their service on the Board other than for cause with at least five years of service are eligible to receive a retirement benefit. The five-year service requirement is waived if a director’s service is terminated for disability or within 90 days of a change in control. The annual benefit is determined by multiplying the “base retirement amount” for the director’s position ($601.00 for the Chairman, $300.50 for all other directors, which reflect the inflationary adjusted rates for 2013) by the number of full years the member served. The plan contains an annual inflationary adjustment provision. Benefits are paid in cash on a quarterly basis and continue for 60 quarterly payments or the director’s death, if earlier.

The following table summarizes the total compensation that non-employee directors earned for service as directors of the Corporation and the Bank for the year ended December  31, 2013.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)		Total ($)
Current Directors
Robert A. Abel	19,225	2,939		22,164
Steven T. Boyer	19,300	2,694		21,994
Matthew G. DeSoto	21,925	2,064		23,989
Robert C. Grubic	31,950	6,715		38,665
Gregory M. Kerwin	18,550	3,406		21,956
Robert E. Klinger	18,425	3,015		21,440
Theodore W. Mowery	21,350	2,948		24,298
John E. Noone	21,075	2,901		23,976
William A. Specht, III	31,625	2,760		34,385
Retired Director as of 2013 Annual Meeting
Jere M. Coxon (2)	7,200	14,352	(3)(4)	21,552

(1)	Amounts reflect the present value of the amount accrued to the directors in 2013 for Mid Penn Bank Director Retirement Plan.
(2)	Mr. Coxon retired at the 2013 Annual Meeting of Shareholders.
(3)	Amount includes $4,808 paid to Mr. Coxon pursuant to the Mid Penn Bank Director Retirement Plan.
(4)	Amount includes compensation of $9,544 for Mr. Coxon that was previously earned as Board fees (and disclosed to shareholders) and deferred over Mr. Coxon’s years of service to the Corporation and Bank under the Bank’s deferred fee plan for directors.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Discussion and Analysis describes the key elements of our compensation program for the following named executive officers:

Rory G. Ritrievi, President and Chief Executive Officer of the Corporation and Bank

Kevin W. Laudenslager, Vice President and Chief Financial Officer of the Corporation; Senior Executive Vice President and Chief Operating Officer of the Bank

Scott W. Micklewright, Executive Vice President and Chief Lending Officer of the Bank

Justin T. Webb, Senior Vice President and Chief Credit Officer of the Bank

Kelly K. Neiderer, Senior Vice President and Senior Banking Officer of the Bank

The Board has delegated the task of administering the Bank’s compensation program to the Compensation Committee, the primary responsibility of which is to assure that the executive officers of the Corporation and its subsidiaries are compensated effectively in a manner consistent with the stated compensation strategy of the Corporation and the Bank, competitive practice and the requirements of the appropriate regulatory bodies.

Compensation Objectives and Design

The Corporation and Bank seek to serve its customers and shareholders. To better accomplish this, our compensation objectives include offering a fair and competitive compensation package to attract and maintain competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Corporation and the Bank, resulting in higher profitability, increased dividends to the Corporation’s shareholders and appreciation in market value of the Corporation’s common stock.

The elements of compensation for 2013 for the named executive officers were base salary and retirement and insurance benefits. To provide additional incentive for its named executive officers to meet performance targets or to remain in the employ of the Corporation, the Compensation Committee has recommended that the Corporation implement a restricted stock plan for the year 2014. Such plan would be consistent with the Corporation’s compensation objectives to attract and maintain competent individuals.

Management’s Role in Determining Compensation

The Compensation Committee considers the views and recommendations of the Chief Executive Officer in making compensation decisions affecting executive officers who report to him. The Chief Executive Officer’s role in recommending compensation and compensation programs is to develop and recommend appropriate performance measures and targets for each individual, to report on the respective individual’s performance, to provide data and background material to enable the Compensation Committee to assess the labor market and to make specific recommendations on each named executive officers’ respective salary. The Chief Executive Officer does not recommend his own salary and is not present during the Compensation Committee’s or Board’s discussions or decisions regarding his specific compensation.

Compensation Consultant’s Role in Determining Compensation

In 2013, the Compensation Committee did not hire a compensation consultant to specifically assist in determining the named executive officers’ compensation. The Compensation Committee was provided data in the form of salary ranges excerpted from the L.R. Webber Salary/Benefits Survey for Financial Institutions for its review of the Chief Executive Officer’s recommendations for base salary for the named executive officers who report to him and in determining if the Compensation Committee’s recommendation of base salary for the Chief Executive Officer was appropriate.

Results of Shareholder Say on Pay Vote in Determining Compensation

The Compensation Committee reviewed the shareholder response to the Say on Pay Vote in the Proxy Statement dated March 28, 2013. Since the Annual Meeting of Shareholders held in 2013 occurred after the increase in base salary was awarded in 2013, the Compensation Committee did not have the opportunity to consider the shareholders’ overwhelming approval of executive compensation as described in the Compensation Discussion and Analysis and the tabular disclosure when reviewing whether to significantly change the Corporation’s compensation policies and practices.

The Compensation Committee did consider the overwhelming approval of executive compensation as described in the Compensation Discussion and Analysis and the tabular disclosure from the Annual Meeting of Shareholders held in 2012, and considering that the compensation and compensation programs did not change significantly, the Compensation Committee continued with its current approach of compensating executives in 2013. The Compensation Committee will consider the results of the meeting held in 2013 in awarding compensation in 2014.

Components of Compensation

Base Salary

Base salary levels are set to attract and retain executives who can further the Corporation’s and Bank’s strategic objectives. Base salary is the most significant component of the named executive officers’ compensation, and it is reviewed every year to determine whether the salary for each respective named executive officer is at the appropriate level. As mentioned above, the Chief Executive Officer reviews each named executive officer’s performance in making specific salary recommendations to the Compensation Committee. The Compensation Committee reviews the Chief Executive Officer’s performance in making a specific salary recommendation to the Board of Directors. The Chief Executive Officer and the Compensation Committee consider the named executive officer’s general management performance; policy, procedure, and regulatory compliance; public relations; strategic objectives management; length of service with the Corporation and Bank; and the named executive officer’s position in making its determination of the appropriate level of base salary.

Benchmarking

The Compensation Committee did not benchmark the named executive officers’ salary. However, the Bank participated in the 2013 L.R. Webber Salary/Benefits Survey for Financial Institutions, which provides salary levels in ranges for financial institutions in the Bank’s asset size and in its geographic region. Data excerpted from the survey was provided to the Compensation Committee in order to educate its members on the current trends in compensation and benefits for financial institutions. The Compensation Committee did not rely directly upon the survey in determining increases in salaries, but used it as background material in judging whether the proposed increases were consistent with industry standards.

Benefit Plans Available for All Employees

Benefit plans are not tied to Bank or individual performance. The cost of providing such plans to all eligible employees and executive officers is not taken into account when determining specific salaries of the named executive officers and is seen as a cost of doing business.

Group Insurance Plans

The named executive officers participate in benefit plans that are generally available to all employees. These plans include group life insurance, group disability, health insurance and voluntary dental and vision benefits. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Bank.

Retirement Plans

In an effort to encourage its named executive officers to save for retirement, the Bank has established a 401(k) plan. The Bank believes that it is important to assist employees in saving for retirement and believes that by providing a mechanism to save for retirement, the Bank is providing the named executive officers with incentive to continue in the employ of the Bank.

Employee Stock Purchase Plan

In 2010, the Board of Directors approved an Employee Stock Purchase Plan (the “Plan”) effective January 1, 2011, to provide eligible employees of the Corporation or Bank with an opportunity to purchase shares of common stock of the Corporation through payroll deductions. Participation in the Plan did not provide any compensation to the employee in 2013; however, it provides eligible employees with a convenient method to acquire an interest in the long-term performance and success of the Corporation, thereby providing them an incentive to ensure the success of the Corporation.

Company Vehicle

The President/Chief Executive Officer and the Vice President/Chief Financial Officer of the Corporation are provided company vehicles. Provision of a company vehicle or for a car allowance is standard in the financial services industry as named executive officers frequently meet clients and business associates offsite.

Accounting and Tax Treatments

There were no decisions or changes made to compensation or benefit plans as a result of accounting and/or tax treatments.

Material Differences in Named Executive Officers’ Compensation

The differential between salary levels for each of the named executives is primarily driven by their respective positions with consideration also given to the experience and time in their respective positions.

Executive Agreements

There are no executive agreements at this time. The Compensation Committee will take under advisement whether executive agreements are in the best interest of the Corporation and Bank in the future.

Risk Association with Compensation Plans

The Compensation Committee met with the Senior Risk Officer and reviewed the Corporation’s and Bank’s compensation plans and has determined that the plans do not encourage any employee to take unnecessary and excessive risks, do not pose unnecessary risks to the Corporation or Bank, and do not contain features which would encourage the manipulation of earnings.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement.

The Compensation Committee certifies that:

(1) It has reviewed with the Senior Risk Officer the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Corporation;

(2) It has reviewed with the Senior Risk Officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

Compensation Committee

Theodore W. Mowery, Chairman	Robert A. Abel
Steven T. Boyer	Matthew G. DeSoto
William A. Specht, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation has no Compensation Committee interlocks. Messrs. Mowery, Abel, Boyer, Coxon, DeSoto, and Specht constitute all of the directors who served on the Compensation Committee at any time during 2013. Each of them is an independent outside director. None of them is a current or former officer or employee of the Corporation. During 2013, the Bank engaged in customary banking transactions and had outstanding loans to certain of its directors, executive officers, members of the immediate families of certain directors and executive officers and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than normal risk of collectability or present other unfavorable features. Rory G. Ritrievi, President and Chief Executive Officer of the Corporation, attended Compensation Committee meetings only when and to the extent requested by the Committee. Mr. Ritrievi did not participate in determining his own compensation.

EXECUTIVE COMPENSATION

The following discussion provides details of the various components of executive compensation.

Summary Compensation Table

The following table summarizes the total compensation awarded or earned for services in all capacities to the Corporation or the Bank for the years ended December 31, 2013, December 31, 2012, and December 31, 2011, for the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Rory G. Ritrievi President and Chief Executive Officer	2013 2012 2011	330,938 325,000 283,462	— — —	— — —	— — —	— — —	— — —	15,994 12,205 9,106	346,932 337,205 292,568
Kevin W. Laudenslager VP and Chief Financial Officer of the Corporation Senior Executive VP and Chief Operating Officer of the Bank	2013 2012 2011	183,288 178,195 171,586	— — —	— — —	— — —	— — —	— — —	8,334 6,137 5,975	191,622 184,332 177,561
Scott W. Micklewright Executive VP and Chief Lending Officer of the Bank	2013 2012 2011	163,212 148,703 143,274	— — —	— — —	— — —	— — —	— — —	5,420 5,132 4,995	168,632 153,835 148,269
Justin T. Webb Senior VP and Chief Credit Officer of the Bank	2013	143,519	—	—	—	—	—	2,349	145,868
Kelly K. Neiderer Senior VP and Senior Banking Officer of the Bank	2013	119,019	—	—	—	—	—	290	119,309
(1)	Includes the following amounts that were paid to or on behalf of the named executive officers:

	Year	Ritrievi (1)	Laudenslager (2)	Micklewright (3)	Webb (4)	Neiderer
401(k) Match	2013	$5,738	$5,499	$4,896	$1,850	—
	2012	$5,625	$5,346	$4,461	—	—
	2011	$4,288	$5,147	$4,298	—	—
Life Insurance	2013	$718	$586	$524	$499	$290
	2012	$925	$791	$671	—	—
	2011	$972	$828	$697	—	—
Personal Use of Company Vehicle	2013	$3,363	$2,249	—	—	—
	2012	$1,337	—	—	—	—
	2011	$1,400	—	—	—	—
Accrued under Director Retirement Plan	2013	$2,664	—	—	—	—
	2012	$2,557	—	—	—	—
	2011	$2,446	—	—	—	—
Disability Premium Reimbursement	2013	$3,511	—	—	—	—
	2012	$1,761	—	—	—	—
	2011	—	—	—	—	—
Total	2013	$15,994	$8,334	$5,420	$2,349	$290
	2012	$12,205	$6,137	$5,132	—	—
	2011	$9,106	$5,975	$4,995	—	—
(1)	Mr. Ritrievi is eighty percent (80%) vested in the 401(k) match in 2013, sixty percent (60%) vested in the 401(k) match in 2012 and forty percent (40%) vested in the 401(k) match in 2011.
(2)	Mr. Laudenslager is one hundred percent (100%) vested in the 401(k) match.
(3)	Mr. Micklewright is eighty percent (80%) vested in the 401(k) match in 2013, sixty percent (60%) vested in the 401(k) match in 2012 and forty percent (40%) vested in the 401(k) match in 2011.
(4)	Mr. Webb is not vested in the 401(k) match in 2013.

Mid Penn Bank Qualified Retirement Plan

The Corporation does not maintain a defined benefit pension plan. The Bank, however, maintains the Mid Penn Bank Retirement Plan, created in 1949, restated in 1994, and last amended in 2011, which covers all Bank employees who meet eligibility requirements. The Board of Directors instituted a 401(k) Plan as part of the Retirement Plan effective January 1, 2007 for all Bank employees who satisfy eligibility requirements. Eligible employees are entitled to receive a share of the Bank’s contribution to the plan if they are Bank employees on December 31st. For the year 2013, the Board approved a matching contribution rate of 50% of the employee contribution, up to a maximum Bank contribution of 3%. The Board maintains the right to adjust its matching rate on an annual basis.

The annual contribution to the Retirement Plan is determined by the Bank’s Board of Directors based on the recommendation of the Compensation Committee. Distributions under the plan can be made to participating employees upon retirement, either normal or early retirement as defined in the plan, at death or disability of the participating employee or upon severing employment if either partially or fully vested. The plan provides for percentage vesting of 20% for the first full two years of service increasing annually thereafter to 100% vesting after six full years of participation. The plan provides for an accelerated vesting schedule in the event it becomes top-heavy. The market value of the plan was approximately $7,308,738 at December 31, 2013.

Employee Stock Ownership Plan

Effective January 1, 1998, the Board of Directors adopted the Mid Penn Bank Employee Stock Ownership Plan for all Bank employees who satisfy length of service requirements. Participants did not contribute to the plan. In 2013, the Board of Directors approved the termination of the Employee Stock Ownership Plan. Participants in the plan were given the option to transfer their balances to the Mid Penn Bank Retirement Plan or to an IRA or to make a taxable withdrawal. As of December 31, 2013, the plan had a cash balance of $6,786.83, which is comprised of outstanding distribution checks and funds to be used for expenses related to the termination of the plan.

Employment Agreements

Neither the Corporation nor the Bank currently has employment agreements with any of its executives.

Risk Analysis of Compensation Practices and Policies

The Bank reviewed its compensation policies and practices for all employees and determined that they do not create risks that are reasonably likely to have a material adverse effect on the Corporation or Bank. The Compensation Committee reviewed the terms, structure and implementation of incentive compensation structures with the Bank’s Senior Risk Officer. The Compensation Committee determined that such arrangements do not create risks that are reasonably likely to have a material adverse effect on the Corporation or Bank.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

As of December 31, 2013, none of the named executive officers are parties to any employment or change of control agreement with the Corporation or Bank. Should a named executive officer have been terminated on December 31, 2013, the named executive officer would have only been entitled to benefits under the Bank’s retirement plan or disability plan which do not discriminate in scope, terms or operation, in favor of the named executive officers and are available generally to all salaried employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2011, the Bank entered into a lease agreement with a related interest of Robert Grubic to lease approximately 5,900 square feet of office space on Derry Street in Harrisburg, PA. In determining director independence, the Board considered this lease arrangement and concluded the lease arrangement does not impact the independence of Mr. Grubic. Neither the Corporation nor the Bank have entered into any other material transactions, proposed or consummated, with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons. From time to time, the Bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers and their associates on comparable terms with similar interest rates as those prevailing from time to time for other customers.

Related party transactions greater than $10,000 must be approved by the Board prior to any commitment by the Bank to any such transaction. Directors do not participate in the discussions and are not present for voting on their own related party transactions. All of the material terms, conditions and purpose of the transaction shall be described in writing and provided to the Board, together with the written request for approval of any such related party transaction. The transaction should be reviewed and approved by the appropriate senior officer before being submitted to the Board for approval. Related party transactions for ongoing or continuing services can be reviewed and pre-approved within reasonable parameters by the Board on an as-needed basis. If the terms, pricing or conditions change so as to go outside the specified parameters cited in the request, the transactions shall be resubmitted for review and approval after the fact.

The Bank has made loans to the Corporation’s and the Bank’s officers and directors and their immediate families and companies in which they had an ownership interest of 10% or more. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

BENEFICIAL OWNERSHIP OF MID PENN BANCORP’S STOCK

HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

The following table shows, to the best of the Corporation’s knowledge, those persons or entities, who owned of record or beneficially, on February 14, 2014, more than 5% of the outstanding shares of the Corporation’s common stock. The number of shares is rounded to the nearest whole share.

Beneficial ownership of the Corporation’s common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after February 14, 2014.

Name and Residual Address of Beneficial Owner	Number of Shares	Percent of Class
Inter vivos trust, for the benefit of Ruth Gilbert McCarty & Anna C. Gilbert Woodside, with NEBCO, the Trust Department of Mid Penn Bank, as Trustee, 349 Union Street, Millersburg, Pennsylvania 17061 (1)	177,387	5.08%

(1)	The Trustee retains sole investment power over the shares of the Corporation’s common stock held by the Trust. Such shares are voted, pursuant to the terms of the Trust, by the decision of a majority of the three longest-serving directors of the Bank.

Share Ownership by the Directors, Officers and Nominees

The following table shows, as of February 14, 2014, the amount and percentage of the Corporation’s common stock and Series B Preferred Stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the Corporation as a group.

Beneficial ownership of shares of the Corporation’s common stock and Series B Preferred Stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after February 14, 2014.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the following table are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share.

	Common Stock			Series B Preferred Stock (1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Robert A. Abel	2,666	(2)	0.08%	70	(2)	1.40%
Steven T. Boyer	3,308	(3)	0.09%	0		0
Matthew G. DeSoto	10,153	(4)	0.29%	0		0
Robert C. Grubic	34,289		0.98%	1,000		20.00%
Gregory M. Kerwin	26,022	(5)	0.74%	50	(5)	1.00%
Robert E. Klinger	2,746		0.08%	50	(6)	1.00%
Theodore W. Mowery	9,313		0.27%	50		1.00%
John E. Noone	2,000	(7)	0.06%	1,000	(8)	20.00%
Rory G. Ritrievi	9,122	(9)	0.26%	0		0
William A. Specht, III	36,561	(10)	1.05%	75	(11)	1.50%
Kevin W. Laudenslager	4,673		0.13%	0		0
Scott W. Micklewright	2,336	(12)	0.07%	0		0
Justin T. Webb	500		0.01%	0		0
Kelly K. Neiderer	104	(13)	—	0		0
All Officers and Directors as a Group (15 persons)	144,297		4.13%	2,365		47.30%

(1)	The Corporation has 5,000 shares of Series B Preferred Stock outstanding as of February 14, 2014. The Series B Preferred Stock is not entitled to vote or receive notice of the meeting.
(2)	Shares held jointly by Mr. Abel and his spouse in a Trust.
(3)	Includes 2,908 shares held jointly by Mr. Boyer and his spouse.
(4)	Includes 78 shares held by Mr. DeSoto as a 50% owner in a partnership account, for which he has sole voting power.
(5)	Shares held jointly by Mr. Kerwin and his spouse.
(6)	Shares held jointly by Mr. Klinger and his spouse.
(7)	Shares held by Mr. Noone in a Trust.
(8)	Shares held by Mr. Noone’s affiliated company.
(9)	Includes 1,621 shares held jointly by Mr. Ritrievi and his spouse.
(10)	Includes 3,401 shares held jointly by Mr. Specht and his spouse. Mr. Specht is trustee of a family trust of which 15,783 shares are held for the benefit of Janet E. Specht and 15,427 shares are held for the benefit of William A. Specht, Jr.
(11)	Shares held by Mr. Specht’s affiliated company.
(12)	Shares held jointly by Mr. Micklewright and his spouse.
(13)	Shares held jointly by Mrs. Neiderer and her spouse.

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers.

The shareholders approved a proposal at the Corporation’s 2013 Annual Meeting of Shareholders to conduct an annual advisory vote on the Corporation’s executive compensation for the named executive officers. The next shareholder advisory vote on the frequency by which shareholders will vote on executive compensation will take place at the 2019 Annual Meeting of Shareholders.

As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are critical to our success. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting of Shareholders:

“Resolved, that the shareholders hereby approve the executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure), regarding named executive officers in this proxy statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICERS (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee of the Board has appointed BDO USA, LLP as its independent registered public accounting firm for the year ending December 31, 2014. Services provided to the Corporation and the Bank by BDO USA, LLP in 2013 are described under the “Audit Committee Report,” above.

The Corporation is asking its shareholders to ratify the selection of BDO USA, LLP as its independent registered public accounting firm. Although this ratification is not required by the Corporation’s By-laws or otherwise, the Board is submitting the selection to its shareholders for ratification as a matter of good corporate practice.

Representatives of BDO USA, LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment. In the event that shareholders do not ratify the appointment of BDO USA, LLP, the Audit Committee would take a number of factors into account in determining its course of action, including its evaluation of the services provided by BDO USA, LLP and the remaining term of the Corporation’s engagement of BDO USA, LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation.

CHANGE IN THE CORPORATION’S CERTIFYING ACCOUNTANT

On September 24, 2013, the Board Audit Committee of the Corporation appointed BDO USA, LLP (BDO) as the Corporation’s new independent registered public accounting firm for and with respect to the year ending December 31, 2013, and dismissed ParenteBeard LLC (ParenteBeard) from that role. This action was subsequently ratified by the Board of Directors on September 25, 2013. The Corporation’s principal audit personnel at ParenteBeard resigned from ParenteBeard and joined BDO.

The reports of ParenteBeard on the Corporation’s financial statements as of and for the years ended December 31, 2012 and 2011, did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Corporation’s two most recent fiscal years and the subsequent interim period preceding ParenteBeard’s dismissal, there were: (i) no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Corporation; and, (ii) no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided ParenteBeard with a copy of the above disclosures prior to filing a Form 8-K with the U.S. Securities and Exchange Commission (SEC) and requested ParenteBeard to furnish to the Corporation a letter addressed to the SEC stating that it agrees with the statements made above. A copy of ParenteBeard’s letter dated September 27, 2013, was attached as Exhibit 99.1 to the Form 8-K.

During the Corporation’s two most recently completed fiscal years and through the date of the Corporation’s appointment of BDO, the Corporation did not consult with BDO regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, and no written or oral advice was provided by BDO that was an important factor considered by the Corporation in reaching a decision as to accounting, auditing or financial reporting issues; or, (ii) any matter that was either the subject to a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304 (a)(1)(v) of Regulation S-K.

PROPOSAL NO. 4: APPROVAL OF THE MID PENN BANCORP, INC. 2014 RESTRICTED STOCK PLAN

On December 18, 2013, the Board of Directors adopted the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan (the “Restricted Stock Plan”). Restricted stock is stock granted to an employee or director which is not transferred to the employee or director until specific conditions are met. Typical restrictions include performance goals for the individual or Corporation or remaining with the Corporation or Bank for a specific number of years. Once the conditions are met, then the stock is no longer restricted and is transferred to the employee or director. The Board believes that restricted stock awards can serve as an important element in attracting and retaining employees and directors who are expected to contribute to the Corporation’s growth and success. By compensating employees and directors with shares of Corporation stock, the employees and directors have additional incentive to ensure that the Corporation is successful.

The Corporation does not currently have a restricted stock plan.

Summary of Restricted Stock Plan

The following is a brief summary of the Restricted Stock Plan. The following summary is qualified in its entirety by reference to the Restricted Stock Plan, a copy of which is included as Appendix A to this 2014 Proxy Statement and incorporated herein by reference.

Shares Subject to the Restricted Stock Plan

The number of shares of common stock which may be issued under the Restricted Stock Plan may not exceed 100,000 shares. If any restricted stock award is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such restricted stock award will again be available for grant under the Restricted Stock Plan.

Eligibility to Receive Stock Awards

The Corporation’s or Bank’s employees and directors, approximately 210 persons, are all eligible to be granted restricted stock awards under the Restricted Stock Plan; however, the Compensation Committee determines to whom specifically restricted stock will be granted. The granting of restricted stock awards under the Restricted Stock Plan is discretionary, and the Board cannot currently determine whether restricted stock awards will be granted in the future to any particular person or group. Simply because one employee or director is granted a restricted stock award does not mean that another employee or director will be awarded restricted stock as well. The Compensation Committee may select participants based upon a person’s responsibilities and service, past, present, and anticipated future contributions, or such other criteria as the Compensation Committee determines is appropriate. No awards of restricted stock have been made to date, and the Compensation Committee has not determined who, if anyone, will receive awards.

Description of Restricted Stock Grants

The Compensation Committee may award restricted stock contingent upon the employee (or director), Corporation, or Bank meeting certain performance goals, the employee (or director) continuing to be employed by the Bank (or serving as a director) after a certain period of time, the employee (or director) purchasing a certain number of shares of Corporation stock, or any combination thereof. The first grant of restricted stock under the Plan will require the director or employee to purchase and hold an equal number of matching shares in order to receive the restricted stock under the Plan. It is anticipated that this restriction will be used for future grants, if any. Restricted stock granted pursuant to the Restricted Stock Plan is subject to forfeiture in the event that the conditions specified in the applicable restricted stock agreement are not satisfied prior to the end of the applicable restriction period established for such restricted stock award. The restricted stock becomes vested, and not subject to forfeiture, in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Corporation or the Bank of certain performance goals, or any combination of the above, as the Compensation Committee shall decide in each case when the restricted stock is awarded.

In the event of a change of control of the Corporation, all shares of restricted stock will become fully vested. Generally, unless the Compensation Committee determines otherwise, any shares of restricted stock that have not vested on the date of termination of employment are forfeited by such person when such person terminates employment with the Corporation.

Administration

The Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to designate participants; determine the number, terms and conditions of each award; establish, adopt or revise any rules and regulations as it may deem advisable; and, make all other decisions and determinations that may be required under the Plan.

Amendment or Termination

The Compensation Committee may amend, suspend or terminate the Restricted Stock Plan at any time.

Tax Consequences to the Corporation

The Corporation generally will be entitled to a business expense deduction with respect to any ordinary compensation income recognized by a participant under the Restricted Stock Plan at the same time that the participant recognizes ordinary compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code. In general, the sale of any common stock acquired under the Restricted Stock Plan will not have any tax consequences to the Corporation.

Tax Consequences to the Holder

A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”). If the participant makes a Section 83(b) Election within thirty (30) days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the restricted stock award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the restricted stock award is granted and the purchase price paid for the common stock, if any. If a participant makes a Section 83(b) Election and then forfeits the common stock, such participant will not be permitted to reverse the amount of ordinary income recognized, but will have a capital loss of such amount. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock, if any.

The participant will have a tax basis in the common stock acquired upon a restricted stock award equal to the sum of the price paid, if any, and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to a stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock. The gain or loss will be a long-term capital gain or loss if the shares are held for more than one (1) year. For this purpose, the holding period will begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the date the restricted stock award is granted if a Section 83(b) Election is made.

This description is only a summary of current law and does not reflect any tax consequences in any other jurisdiction. Each participant is urged to seek advice from his or her personal tax adviser.

Restrictions on Transfer

Shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable restricted period or for such period of time as shall be established by the Compensation Committee.

Voting Rights

Unless otherwise determined by the Compensation Committee at the time of grant, a participant holding restricted stock shall not be entitled to full voting rights with respect to those shares during the restriction period.

Dividends and Other Distributions

During the restriction period, a participant holding restricted stock may, if the Compensation Committee so determines, be credited with dividends paid with respect to the underlying shares. The Compensation Committee may apply any restrictions to the dividends that the Compensation Committee deems appropriate.

Questions and Answers Regarding the Restricted Stock Plan

1.	Why is the Corporation recommending the Restricted Stock Plan?

The Corporation is recommending the Restricted Stock Plan in an effort to further align the interests of its employees with those of its shareholders, to encourage consistency and longevity in management and to encourage our employees to further their stake in the Corporation.

2.	Is it common for Corporations and Banks to offer this benefit to their directors and employees?

It is very common for Pennsylvania community banks to have Restricted Stock Plans. The ability to grant restricted stock is typically included in omnibus stock option plans (i.e. a plan that grants different types of stock awards such as stock options and restricted stock) as one of the many ways in which a Board of Directors could grant equity compensation. The Corporation’s Board of Directors only anticipates granting equity compensation through restricted stock, in very limited circumstances and is therefore not requesting the approval of a more encompassing omnibus stock option plan.

3	What will the first grants of restricted stock require?

Although the Board of Directors is waiting to receive shareholder approval of the Restricted Stock Plan prior to making grants under the Restricted Stock Plan, the Board of Directors anticipates that the first grants under the Restricted Stock Plan will require the director or employee to acquire (through purchase, gift, or otherwise) and hold an equal number of shares to that granted. For example, if a director or employee would be granted 200 shares of stock to vest in equal installments over 4 years, then the director or employee would be required to acquire and hold 50 shares of stock in the first year in order to receive the 50 shares granted under the Restricted Stock Plan and so on.

4.	When does the director or employee receive the right to vote the shares and receive dividends?

In general, the director or employee will receive the right to vote the shares of stock and receive dividends after the stock vests and is no longer subject to the restrictions placed upon it by the Corporation. For example, if the Restricted Stock Agreement grants the employee 200 shares of stock equally over 4 years, provided the employee acquires and holds an equal number of shares and if the employee acquired 50 shares and the year has passed, the employee would receive 50 shares from the Corporation. It is at that time that the employee would be allowed to vote those shares and receive dividends.

5.	Who will receive restricted stock?

Under the Restricted Stock Plan, the Compensation Committee decides which directors and employees receive restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of these forms, or written representations from certain reporting persons, the Corporation believes that, during the period from January 1, 2013 through December 31, 2013, its officers and directors complied with all applicable filing requirements except for Mr. Boyer who filed one late report for one transaction.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

In order for a shareholder proposal to be considered for inclusion in the Corporation’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporation no later than November 28, 2014. All proposals must comply with the Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials and the shareholder proposal provisions of Section 2.6 of the Corporation’s By-laws. If a shareholder proposal is submitted to the Corporation after November 28, 2014, it is considered untimely, and the Corporation is not obligated to include it in the 2015 proxy statement or act upon it at the annual meeting. Similarly, in compliance with the Corporation’s By-laws, shareholders wishing to nominate a candidate for election to the Board must notify the Corporation’s Secretary in writing no later than 120 days in advance of the meeting. Shareholders must deliver any proposals or nominations in writing to the Secretary of the Corporation at its principal executive office, 349 Union Street, Millersburg, Pennsylvania 17061. See page  5 for more information about nominations to the Board.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board knows of no matters other than those discussed in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of the Corporation.

APPENDIX A

MID PENN BANCORP, INC.

2014 RESTRICTED STOCK PLAN

ARTICLE I

Purpose of Plan

The Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan is established effective upon shareholder approval at Mid Penn Bancorp, Inc.’s annual meeting of shareholders, May 6, 2014, for employees and directors of the Mid Penn Bancorp, Inc. and Mid Penn Bank, as may be selected by the Committee. The Plan is intended to advance the best interests of the Corporation and its stockholders by providing those persons who have responsibility for its growth with additional incentives by allowing them to acquire an ownership interest in the Corporation and thereby encouraging them to contribute to the success of the Corporation and the Bank.

ARTICLE II

Definitions

For purposes of the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean a grant of restricted stock to a Participant under Article V.

“Bank” shall mean Mid Penn Bank.

“Board” shall mean the Board of Directors of the Corporation.

“Change of Control” shall mean a change in the ownership or effective control of the Bank or the Corporation as described in Code Section 409A(a)(2)(A)(v).

“Code” shall mean the Internal Revenue Code of 1986, as amended (or any successor provision thereto) and the regulations thereunder.

“Committee” shall mean the Compensation Committee of the Board or such other committee which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more Non-Employee Directors, as defined in Rule 16b-3 under the 1934 Act as appointed from time to time to serve by the Board.

“Common Stock” shall mean shares of the Corporation’s Common Stock, par value $1.00 per share, or if the outstanding shares of Common Stock are hereafter changed into or exchanged for different shares or securities of the Corporation, such other shares or securities.

“Corporation” shall mean Mid Penn Bancorp, Inc.

“Disability” shall mean the Participant’s inability to perform substantially all normal duties of the Participant’s position, as determined by the Committee in its sole discretion in accordance with Code Section 409A. However, in the event that the Participant has been determined to be disabled by the Bank’s disability carrier or by the Social Security Administration, then the Participant shall be deemed disabled.

“Effective Date” shall mean May 6, 2014.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

“Participant” shall mean any employee or director of the Corporation or the Bank who has been selected to participate in the Plan by the Committee.

“Plan” shall mean this Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan.

“Termination of Service” shall mean the Participant’s ceasing to be employed by the Corporation or the Bank for any reason whatsoever, voluntary or involuntary, other than by reason of death or Disability or an approved leave of absence or a separation of service as defined by Code Section 409A.

ARTICLE III

Administration

1.	Committee. The Plan shall be administered by the Committee, provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board.

2.	Authority of Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to:

(a) select Participants to receive Awards;

(b) determine the terms, restrictions, conditions, and quantity of Awards;

(c) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;

(d) correct any defect or omission or reconcile any inconsistency in the Plan or in any Awards thereunder; and

(e) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

Determinations by the Board or the Committee under the Plan including, without limitation, determinations of the Participants eligible for the Awards, the form, amount and timing of Awards, the terms and provisions of Awards, and the writings evidencing Awards, need not be uniform and may be made selectively among Participants who receive Awards hereunder, whether or not such Participants are similarly situated. The Board’s or Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Corporation and all other Persons.

3.	Expenses. All expenses associated with the administration of the Plan shall be borne by the Corporation or Bank.

4.	Delegation of Duties. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan.

ARTICLE IV

Shares Eligible for Restricted Stock Grants

1.	Number of Shares of Common Stock. The number of shares of Common Stock which may be awarded as Awards shall not exceed, in the aggregate, 100,000 shares, provided that the type and the aggregate number of shares of Common Stock which may be granted under the Plan shall be subject to adjustment in accordance with the provisions of Article IV paragraph 2 below, and further provided that to the extent any shares of Common Stock that are granted under an Award that has terminated or been canceled, or any shares of Common Stock that have been forfeited in any manner, shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares, purchased on the open market, or a combination thereof, as the Committee shall determine.

2	Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change, identified by the Committee, in the Common Stock, the Committee may make such adjustments, if any, in the number and type of shares authorized for issuance by the Plan as may be determined to be appropriate and equitable in the sole discretion of the Committee, provided that fractions of a share will be rounded down to the nearest whole share.

ARTICLE V

Restricted Stock Awards

1.	Awards. The Committee may award shares of Common Stock to Participants, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Awards may become vested, and not subject to forfeiture, in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Corporation or the Bank of certain performance goals, as the Committee shall decide in each case when Awards are granted.

(b) In the event of a Change of Control, all of the shares of Common Stock under an Award shall become fully vested, and not subject to forfeiture, for any Participant who is employed by the Corporation or the Bank at the time of the Change of Control or who has been terminated, for reasons other than violation of state or federal laws, after the entry of the Corporation or Bank into a written agreement to effectuate a Change in Control.

(c) Awards hereunder shall be subject to the terms and conditions of this Plan and a written agreement (a “Restricted Stock Agreement”) which shall be signed by the Participant and an authorized officer of the Corporation and which shall contain such terms and conditions as the Committee shall deem necessary and desirable.

(d) The Committee may, in its sole discretion, amend any Award and/or Restricted Stock Agreement or any restriction therein, including but not limited to the Vesting Schedule, upon a Participant’s death, Disability, or if the Participant experiences a Hardship, as defined in the Mid Penn Bank Retirement Plan. Hardship shall be determined by the Committee in its sole discretion based upon all of the facts and circumstances.

2.	Forfeiture Upon Termination of Service. Except as otherwise provided by the Committee in the Restricted Stock Agreement for a Participant’s Award, any portion of such Participant’s shares of Common Stock that was not vested on the date of such Participant’s Termination of Service shall be forfeited as of such date.

3.	Restrictions on Transfer. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable restricted period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement.

4.	Voting Rights. Unless otherwise determined by the Committee at the time of grant, a Participant holding restricted stock shall not be entitled to full voting rights with respect to those shares during the restriction period.

5.	Dividends and Other Distributions. During the restriction period, a Participant holding restricted stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

ARTICLE VI

General Provisions

1.	Eligibility. Persons eligible to participate in the Plan include all employees and directors as determined by the Committee.

2.

Listing, Registration and Compliance with Laws and Regulations. Awards granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock granted under the Plan upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the grant of Awards under the Plan, no Awards may be granted, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards shall supply the Corporation with such certificates, representations and information as the Corporation shall request and shall otherwise cooperate with the Corporation in obtaining such listing, registration, qualification, consent or approval. In the case of holders of such Awards who are subject to Section 16(b) of the 1934 Act, the Committee may at any time impose any limitations upon the grant and/or vesting of Awards that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

3.	Withholding of Taxes. The Corporation or the Bank shall be entitled, if necessary or desirable, to withhold from any Participant any amounts due and payable by the Corporation or the Bank to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Corporation or the Bank with respect to any shares of Common Stock subject to Awards, and the Corporation may defer such issuance unless indemnified to its satisfaction.

4.	Rights of Participants. Nothing in this Plan or in any Restricted Stock Agreement shall interfere with or limit in any way the right of the Corporation or the Bank to terminate any Participant’s employment at any time (with or without cause), nor confer upon any Participant any right to continue in the employ of the Corporation or the Bank for any period of time or to continue his or her present (or any other) rate of compensation. No employee shall have a right to be selected to receive an Award or, having been so elected, to be selected again to receive an Award.

5.	Amendment, Suspension and Termination of Plan. The Committee may suspend or terminate the Plan or any portion thereof at any time and may amend from time to time in such respects as the Committee may deem advisable, provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the shares of Common Stock are listed, and further provided that no such amendment, suspension or termination shall impair the rights of Participants in respect of then outstanding Awards awarded under this Plan without the consent of the Participants affected thereby.

6.	Amendment, Modification and Cancellation of Agreements. The Committee may amend, modify or cancel any Restricted Stock Agreement in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Restricted Stock Agreement, provided that no such amendment, modification or cancellation shall impair the rights of any Participant under any Restricted Stock Agreement without the consent of such Participant.

7.	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any awards of Awards awarded thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Corporation written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

8.	Term of the Plan. This Plan shall be effective as of the Effective Date, subject to the approval of the Plan by the affirmative vote of the stockholders of the Corporation entitled to vote thereon at the time of such approval. No Awards shall be awarded under the Plan after the tenth anniversary of the Effective Date of the Plan, but Awards awarded theretofore shall continue beyond that date in accordance with the terms of the Restricted Stock Agreements. Unless terminated earlier by the Board, this Plan will terminate on the tenth anniversary of the Effective Date. The termination will not affect the validity of any awards outstanding on the date of termination.

9.	Clawback. Any awards under this Plan shall be subject to any clawback policy required by law or established by the Corporation or Bank.

z	REVOCABLE PROXY MID PENN BANCORP, INC.	{

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS
Shareholders of record have two ways to vote:
	1.	By Internet; or
	2.	By Mail.
To Vote by Internet:
Go to https://www.rtcoproxy.com/mpb prior to 10 a.m., May 6, 2014.
Please note that the last vote received from a shareholder, whether by Internet or by mail, will be the vote counted.

	Mark here if you plan to attend the meeting.		☐
	Mark here for address change.		☐

Annual Meeting Materials are available at: http://www.cfpproxy.com/5890	Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒		PLEASE MARK VOTES AS IN THlS EXAMPLE
			For	Withhold	For All Except
	1.	ELECTION OF FOUR CLASS A DIRECTORS TO SERVE FOR A THREE-YEAR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.	☐	☐	☐		“RESOLVED, THAT THE SHAREHOLDERS HEREBY APPROVE THE EXECUTIVE COMPENSATION, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE TABULAR DISCLOSURE (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE), REGARDING NAMED EXECUTIVE OFFICERS IN THIS PROXY STATEMENT.”
		(01) Matthew G. DeSoto (02) Robert C. Grubic (03) Gregory M. Kerwin (04) John E. Noone					The Board of Directors recommends a vote FOR this advisory vote on executive compensation.
The Board of Directors recommends a vote FOR these nominees.								For	Against	Abstain
						3.	RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	☐	☐	☐
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED BELOW.							The Board of Directors recommends a vote FOR the ratification of the appointment of accountants.
								For	Against	Abstain
			For	Against	Abstain	4.	APPROVAL OF THE MID PENN BANCORP, INC. 2014 RESTRICTED STOCK PLAN.	☐	☐	☐
	2.	PROPOSAL TO APPROVE THE FOLLOWING NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION:	☐	☐	☐		The Board of Directors recommends a vote FOR approval of the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan.
						5.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR THE RATIFICATION OF THE APPOINTMENT OF BOD USA, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014 AND FOR APPROVAL OF THE MID PENN BANCORP, INC. 2014 RESTRICTED STOCK PLAN.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO REGISTRAR AND TRANSFER COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

Please be sure to date and sign this proxy card in the box below.			Date
		Sign above	Co-holder (if any) sign above
When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
x										y

REVOCABLE PROXY

MID PENN BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2014

10:00 a.m.

THlS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Roberta A. Hoffman, Scott W. Micklewright and Edward P. Williams and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Mid Penn Bancorp, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, on May 6, 2014 at 10:00 a.m., prevailing time, and at any adjournment or postponement of the meeting.

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/5890

You can vote in one of two ways:

1.    Via the Internet at https://www.rtcoproxy.com/mpb and follow the instructions.

or

2.    Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THlS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

5890